Exhibit 99.3

Taysha Gene Therapies Announces Pricing of Public Offering of Common Stock and Pre-Funded Warrants

Dallas – May 28, 2025—Taysha Gene Therapies, Inc. (Nasdaq: TSHA) (Taysha or the Company), a clinical-stage biotechnology company focused on advancing adeno-associated virus (AAV)-based gene therapies for severe monogenic diseases of the central nervous system (CNS), today announced the pricing of an underwritten public offering of 46,868,687 shares of its common stock at a price to the public of $2.75 per share and, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase 25,858,586 shares of its common stock at an offering price of $2.749 per pre-funded warrant, in each case before underwriting discounts and commissions. All of the securities are being offered by Taysha. In addition, Taysha has granted the underwriters a 30-day option to purchase up to an additional 10,909,090 shares of common stock at the public offering price, less underwriting discounts and commissions. The gross proceeds from the offering to Taysha are expected to be approximately $200.0 million, before deducting underwriting discounts and commissions and other offering expenses, excluding any exercise of the underwriters’ option to purchase additional shares. The offering is expected to close on or about May 30, 2025, subject to customary closing conditions.

Jefferies, BofA Securities, Piper Sandler and Barclays are acting as joint book-running managers for the proposed offering.

A shelf registration statement relating to the securities offered in the public offering described above was filed with the Securities and Exchange Commission (the SEC) on December 13, 2024, and declared effective by the SEC on December 20, 2024. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. A final prospectus supplement and accompanying prospectus will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, or by telephone at (877) 821-7388, or by e-mail at Prospectus_Department@Jefferies.com; BofA Securities, Inc., Attention: Prospectus Department, 201 North Tryon Street, NC1-022-02-25 Charlotte, NC 28255- 0001, or by e-mail at dg.prospectus_requests@bofa.com; Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, or by telephone at (800) 747-3924, or by e-mail at prospectus@psc.com; or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at (888) 603-5847, or by email at Barclaysprospectus@broadridge.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Taysha Gene Therapies

Taysha Gene Therapies (Nasdaq: TSHA) is a clinical-stage biotechnology company focused on advancing adeno-associated virus (AAV)-based gene therapies for severe monogenic diseases of the central nervous system. Its lead clinical program TSHA-102 is in development for Rett syndrome, a rare neurodevelopmental disorder with no approved disease-modifying therapies that address the genetic root cause of the disease. With a singular focus on developing transformative medicines, Taysha aims to address severe unmet medical needs and dramatically improve the lives of patients and their caregivers. The Company’s management team has proven experience in gene therapy development and commercialization. Taysha leverages this experience, its manufacturing process and a clinically and commercially proven AAV9 capsid in an effort to rapidly translate treatments from bench to bedside.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “plans,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning the potential of TSHA-102 and Taysha’s other product candidates to positively impact quality of life and alter the course of disease in the patients Taysha seeks to treat, Taysha’s research, development and regulatory plans for its product candidates and Taysha’s public offering, including expected gross proceeds and anticipated closing date, the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding Taysha’s business are described in detail in its SEC filings, including in Taysha’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that Taysha makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and Taysha disclaims any obligation to update these statements except as may be required by law.

Company Contact:

Hayleigh Collins

Senior Director, Corporate Communications and Investor Relations

Taysha Gene Therapies, Inc.

hcollins@tayshagtx.com

Media Contact:

Carolyn Hawley

Inizio Evoke

Carolyn.hawley@inizioevoke.com